UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 26, 2005
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168

(Commission File Number)	(IRS Employer Identification No.)
World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 2.02 Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits

Item 2.02 Results of Operations and Financial Condition
On October 26, 2005, Kennametal Inc. (the Company) issued a press release announcing financial results for its first quarter ended September 30, 2005.
The press release contains adjusted return on invested capital, which is a non-GAAP financial measure and is defined below.
Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. This non-GAAP measure should not be considered in isolation or as a substitute for its most comparable GAAP measure. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Adjusted Return on Invested Capital

Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined as the previous 12 months’ net income, adjusted for interest expense and special items, divided by the sum of the previous 12 months’ average balances of debt, securitized accounts receivable, minority interest and shareowners’ equity. Management believes that this financial measure provides additional insight into the underlying capital structuring and performance of the Company. Management utilizes this non-GAAP measure in determining compensation and assessing the operations of the Company.
A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.
Additionally, during our quarterly teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies. Accordingly, we have compiled below certain reconciliations as required by Regulation G.
EBIT
EBIT is an acronym for Earnings Before Interest and Taxes and is not a calculation in accordance with GAAP. The most directly comparable GAAP measure is net income. However, we believe that EBIT is widely used as a measure of operating performance and we believe EBIT to be an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Additionally, Kennametal will adjust EBIT for restructuring charges, interest income and other items. Management uses this information in reviewing operating performance and in the determination of compensation.
Adjusted Sales
Kennametal adjusts current period sales as reported under GAAP for specific items including foreign currency translation. Management believes that adjusting the current period sales as reported under GAAP yields a more consistent comparison of year over year results and provides additional insight into the underlying operations. Management uses this information in reviewing operating performance and in the determination of compensation.
Normalized Earnings Per Share

Normalized Earnings Per Share is a non-GAAP financial measure and is defined as earnings per share, adjusted for the current year’s anticipated effective tax rate. Management believes that this financial measure provides a more representative comparison of the Company’s financial performance period to period.

SUPPLEMENTAL INFORMATION AND RECONCILIATIONS
FINANCIAL HIGHLIGHTS
KENNAMETAL INC. EBIT RECONCILIATION (Unaudited)

	Quarter Ended
	September 30,
	2005	2004
Net income, as reported	$28,097	$22,720
As % of sales	4.9%	4.3%
Add back:
Interest	7,829	6,456
Taxes	15,059	13,330

EBIT	50,985	42,506
Additional adjustments:
Minority interest	748	977
Interest income	(934)	(689)
Securitization fees	1,065	580

Adjusted EBIT	$51,864	$43,374

Adjusted EBIT as % of sales	9.1%	8.2%
MSSG SEGMENT (Unaudited)

	Quarter Ended
	September 30,
	2005	2004
Sales, as reported	$346,538	$315,870
Foreign currency exchange	(5,963)	—

Adjusted sales	$340,575	$315,870

AMSG SEGMENT (Unaudited)

	Quarter Ended
	September 30,
	2005	2004
Sales, as reported	$157,678	$117,886
Foreign currency exchange	(782)	—

Adjusted sales	$156,896	$117,886

FINANCIAL HIGHLIGHTS (Continued)
J&L SEGMENT (Unaudited)

	Quarter Ended
	September 30,
	2005	2004
Sales, as reported	$65,002	$61,417
Foreign currency exchange	80	—

Adjusted sales	$65,082	$61,417

Normalized EPS (Unaudited):
For the Quarter Ended December 31, 2004

Quarter Ended
December 31, 2005
EPS, as reported	$0.74
Add: Provision for income taxes per diluted share, at December 2004 effective tax rate of 20%	0.19
Deduct: Provision for income taxes per diluted share at the anticipated FY 2006 effective tax rate of 35% ($12,735)	(0.33)

Normalized EPS	$0.60

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1 Fiscal 2006 First Quarter Earnings Announcement
-end-

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.
Date: October 26, 2005	By:	/s/ Timothy A. Hibbard
Timothy A. Hibbard
Corporate Controller and Chief Accounting Officer